November 2024

Pricing Supplement No. 5,118

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 26, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the common stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund, which we refer to collectively as the underlyings, is at or above 75% of its respective initial price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the determination closing price of each underlying is greater than or equal to its respective initial price on any monthly redemption determination date (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed and the final price of each underlying is greater than or equal to 75% of its respective initial price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 3-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to three underlyings does not provide any asset diversification benefits and instead means that a decline of any underlying below the relevant coupon threshold level will result in no contingent monthly coupons, even if one or both of the other underlyings close at or above the respective coupon threshold levels. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying will result in no contingent monthly coupon payments or a significant loss of your investment, as applicable, even if one or both of the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:

Microsoft Corporation common stock (the “MSFT Stock”), Utilities Select Sector SPDR® Fund (the “XLU Shares”) and Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”). We refer to the XLU Shares and the XLP Shares, collectively, as the “underlying shares.”

Aggregate principal amount:	$3,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 26, 2024
Original issue date:	November 29, 2024 (2 business days after the pricing date)
Maturity date:	December 1, 2027
Early redemption:

The securities are not subject to early redemption until six months after the original issue date. Following this six-month non-call period, if, on any redemption determination date, beginning on May 27, 2025, the determination closing price of each underlying is greater than or equal to its respective initial price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying is below its respective initial price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:

With respect to each underlying, the closing price of such underlying on any redemption determination date or observation date (other than the final observation date) multiplied by the adjustment factor on such determination date or observation date, as applicable

Redemption determination dates:

Beginning after six months, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Starting on May 30, 2025, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date.

If, on any observation date, the determination closing price of any underlying is less than its respective coupon threshold level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more underlyings will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final price of each underlying is greater than or equal to its respective downside threshold level: (i) the stated principal amount and the contingent monthly coupon with respect to the final observation date

●If the final price of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 25%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$960.60 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$35	$965
Total	$3,000,000	$105,000	$2,895,000

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $35 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 36.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023       Index Supplement dated November 16, 2023       Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Initial price:

With respect to the MSFT Stock, $418.79, which is its closing price on November 25, 2024

With respect to the XLU Shares, $81.60, which is its closing price on November 25, 2024

With respect to the XLP Shares, $82.29, which is its closing price on November 25, 2024

Downside threshold level:

With respect to the MSFT Stock, $314.093, which is equal to approximately 75% of its initial price

With respect to the XLU Shares, $61.20, which is equal to 75% of its initial price

With respect to the XLP Shares, $61.718, which is equal to approximately 75% of the initial price

Coupon threshold level:

With respect to the MSFT Stock, $314.093, which is equal to approximately 75% of its initial price

With respect to the XLU Shares, $61.20, which is equal to 75% of its initial price

With respect to the XLP Shares, $61.718, which is equal to approximately 75% of the initial price

Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each underlying, to postponement for non-trading days and certain market disruption events. We also refer to November 26, 2027 as the final observation date.

Final price:	With respect to each underlying, the closing price of such underlying on the final observation date multiplied by the adjustment factor on such date
Adjustment factor:

With respect to the MSFT Stock, 1.0, subject to adjustment in the event of certain corporate events affecting the MSFT Stock

With respect to each of the XLU Shares and the XLP Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial price to the respective final price
Underlying performance factor:	With respect to each underlying, the final price divided by the initial price
CUSIP / ISIN:	61776W5Q2 / US61776W5Q27
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
December 26, 2024*	December 31, 2024*
January 27, 2025*	January 30, 2025*
February 25, 2025*	February 28, 2025*
March 25, 2025*	March 28, 2025*
April 25, 2025*	April 30, 2025*
May 27, 2025	May 30, 2025
June 25, 2025	June 30, 2025
July 25, 2025	July 30, 2025
August 25, 2025	August 28, 2025
September 25, 2025	September 30, 2025
October 27, 2025	October 30, 2025
November 25, 2025	December 1, 2025
December 26, 2025	December 31, 2025
January 26, 2026	January 29, 2026
February 25, 2026	March 2, 2026
March 25, 2026	March 30, 2026
April 27, 2026	April 30, 2026
May 26, 2026	May 29, 2026
June 25, 2026	June 30, 2026
July 27, 2026	July 30, 2026
August 25, 2026	August 28, 2026
September 25, 2026	September 30, 2026
October 26, 2026	October 29, 2026
November 25, 2026	December 1, 2026
December 28, 2026	December 31, 2026
January 25, 2027	January 28, 2027
February 25, 2027	March 2, 2027

November 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
March 25, 2027	March 30, 2027
April 26, 2027	April 29, 2027
May 25, 2027	May 28, 2027
June 25, 2027	June 30, 2027
July 26, 2027	July 29, 2027
August 25, 2027	August 30, 2027
September 27, 2027	September 30, 2027
October 25, 2027	October 28, 2027
November 26, 2027 (final observation date)	December 1, 2027 (maturity date)

* The securities are not subject to automatic early redemption until the sixth coupon payment date, which is May 30, 2025.

November 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon at an annual rate of 9.00% but only if the determination closing price of each underlying is at or above 75% of its respective initial price, which we refer to as the respective coupon threshold level, on the related observation date. If the determination closing price of any underlying is less than its respective coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more underlyings will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlyings were to be at or above the respective coupon threshold levels on some monthly observation dates, one or more underlyings may fluctuate below the respective coupon threshold level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly payments throughout the entire 3-year term of the securities.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date.

If on any observation date, the determination closing price of any underlying is less than its respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption monthly (beginning after six months):

Starting on May 27, 2025 (approximately six months after the original issue date), if the determination closing price of each underlying is greater than or equal to its respective initial price on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at maturity:

If the securities have not previously been redeemed and the final price of each underlying is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount, and the related contingent monthly coupon.

If the final price of any underlying is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying over the term of the securities. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $960.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlyings close at or above the respective coupon threshold levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the securities, and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all of the underlyings close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlyings are at or above the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlyings are below the respective coupon threshold level(s) on the related observation date.

Beginning after six months, when all of the underlyings close at or above the respective initial prices on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that all of the underlyings close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and at least one of the underlyings closes below its initial price on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlyings are at or above the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlyings are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, all of the underlyings close at or above the respective downside threshold levels. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

November 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that all of the underlyings close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and at least one of the underlyings closes below its initial prices on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlyings are greater than or equal to the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlyings are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

November 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each monthly observation date, (2) the determination closing prices on each monthly redemption determination date (beginning after six months) and (3) the final prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

November 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

November 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each underlying on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final price of each underlying on the final observation date. The actual initial price, coupon threshold level and downside threshold level for each underlying are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

9.00% per annum (corresponding to approximately $7.50 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each underlying is at or above its respective coupon threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final price of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount, and the contingent monthly coupon with respect to the final observation date

If the final price of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Stated Principal Amount:	$1,000
Hypothetical Initial Price:	With respect to the MSFT Stock: $400.00 With respect to the XLU Shares: $80.00 With respect to the XLP Shares: $70.00
Hypothetical Coupon Threshold Level:

With respect to the MSFT Stock: $300.00, which is 75% of its hypothetical initial price

With respect to the XLU Shares: $60.00, which is 75% of its hypothetical initial price

With respect to the XLP Shares: $52.50, which is 75% of its hypothetical initial price

Hypothetical Downside Threshold Level:

With respect to the MSFT Stock: $300.00, which is 75% of its hypothetical initial price

With respect to the XLU Shares: $60.00, which is 75% of its hypothetical initial price

With respect to the XLP Shares: $52.50, which is 75% of its hypothetical initial price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $7.50 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price			Contingent Monthly Coupon
	MSFT Stock	XLU Shares	XLP Shares
Hypothetical Observation Date 1	$480.00 (at or above its coupon threshold level)	$70.00 (at or above its coupon threshold level)	$86.00 (at or above the coupon threshold level)	$7.50
Hypothetical Observation Date 2	$260.00 (below its coupon threshold level)	$300.00 (at or above its coupon threshold level)	$94.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$475.00 (at or above its coupon threshold level)	$50.00 (below its coupon threshold level)	$9.00 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	$68.00 (below its coupon threshold level)	$45.00 (below its coupon threshold level)	$16.00 (below the coupon threshold level)	$0

On hypothetical observation date 1, each of the underlyings closes at or above its respective coupon threshold level. Therefore, a contingent monthly coupon of $7.50 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or more of the other underlyings close below the respective coupon threshold level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

November 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

On hypothetical observation date 4, each of the underlyings closes below its respective coupon threshold level, and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any underlying is below its respective coupon threshold level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Beginning after six months, if the final price of each underlying is greater than or equal to its initial price on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security plus the contingent monthly coupon with respect to the related observation date. In the following examples, one or more underlyings close below the respective initial price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final price		Payment at Maturity
	MSFT Stock	XLU Shares	XLP Shares
Example 1:	$120.00 (below its downside threshold level)	$58.00 (below its downside threshold level)	$82.00 (at or above the downside threshold level)	$1,000 x underlying performance factor of the worst performing underlying = $1,000 x ($120.00 / $400.00) = $300.00
Example 2:	$480.00 (at or above its downside threshold level)	$155.00 (at or above its downside threshold level)	$28.00 (below the downside threshold level)	$1,000 x underlying performance factor of the worst performing underlying = $1,000 x ($28.00 / $70.00) = $400.00
Example 3:	$140.00 (below its downside threshold level)	$16.00 (below its downside threshold level)	$17.50 (below the downside threshold level)	$1,000 x ($16.00 / $80.00) = $200.00
Example 4:	$140.00 (below its downside threshold level)	$24.00 (below its downside threshold level)	$14.00 (below the downside threshold level)	$1,000 x ($14.00 / $70.00) = $200.00
Example 5:	$514.00 (at or above its downside threshold level)	$180.00 (at or above its downside threshold level)	$85.00 (at or above the downside threshold level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date

In examples 1 and 2, the final price(s) of one or two of the underlyings are at or above the respective downside threshold level(s), but the final price(s) of one or both of the other underlyings are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Moreover, investors do not receive any contingent monthly coupon for the final monthly period.

Similarly, in examples 3 and 4, the final prices of all of the underlyings are below the respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. In example 3, the MSFT Stock has declined 65% from its initial price to its final price, the XLU Shares has declined 80% from its initial price to its final price and the XLP Shares have declined 75% from the initial price to the final price.

November 2024 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Therefore, the payment at maturity equals the stated principal amount multiplied by the underlying performance factor of the XLU Shares, which represents the worst performing underlying in this example. In example 4, the MSFT Stock has declined 65% from its initial price to its final price, the XLU Shares has declined 70% from its initial price to its final price and the XLP Shares have declined 80% from the initial price to the final price. Therefore, the payment at maturity equals the stated principal amount multiplied by the underlying performance factor of the XLP Shares, which represent the worst performing underlying in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period.

In example 5, the final price of each underlying is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of any of the underlyings.

If the securities are not redeemed prior to maturity and the final price of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 75% of the stated principal amount per security and could be zero.

November 2024 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final price of any underlying is less than its respective downside threshold level of 75% of the initial price, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to its initial price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying is at or above 75% of its respective initial price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying is less than its respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more underlyings could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon, if any, is based only on the determination closing prices of the underlyings on the related monthly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying on monthly observation dates, if the determination closing price of any underlying on any observation date is below the respective coupon threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or more of the underlyings were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of any underlying. Investors will not participate in any appreciation in the price of any underlying from its initial price, and the return on the securities will be limited to the contingent monthly coupon, if any, that is paid with respect to each observation date on which all determination closing prices are greater than or equal to the respective coupon threshold levels, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlyings on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the share underlying indices,

owhether the determination closing price of any underlying has been below its respective coupon threshold level on any observation date,

odividend rates on the MSFT Stock and the securities underlying the share underlying indices,

November 2024 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the MSFT Stock and the component stocks of the share underlying indices or securities markets generally and which may affect the value of each underlying, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the share underlying indices and changes in their constituent stocks othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its respective coupon threshold level, and especially if the price of any underlying at the time of sale is near or below its respective downside threshold level, or if market interest rates rise.

The prices of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of one or more of the underlyings may decrease and close below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment, and the price of one or more underlyings may decrease and close below the respective downside threshold level on the final observation date so that you receive a payment at maturity that is less than 75% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlyings will be at or above the respective coupon threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, that the closing prices of all of the underlyings will be at or above the respective downside threshold levels so that you do not suffer a significant loss on your initial investment in the securities. See “Microsoft Corporation, Inc. Overview,” “Utilities Select Sector SPDR® Fund Overview,” and “Consumer Staples Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

November 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

￭Investing in the securities is not equivalent to investing in any of the underlyings or the share underlying indices. Investors in the securities will not participate in any appreciation in the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the MSFT Stock or the stocks that constitute the share underlying indices. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the MSFT Stock and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including trading in the underlyings. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to November 25, 2024 could potentially increase the initial price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the redemption

November 2024 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii), the coupon threshold level for such underlying, which is the price at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings), and (iii) the downside threshold level for such underlying, which is the price at or above which such underlying must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial prices, the coupon threshold levels and the downside threshold levels, the final prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, and whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factors and the selection of a successor index or calculation of a determination closing price of any underlying in the event of a market disruption event or discontinuance of any share underlying indices. These potentially subjective determinations may adversely affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation,” “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other

November 2024 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of all of the underlyings, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, all of the underlyings must close at or above the respective coupon threshold levels on the applicable observation date. In addition, if any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 75% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlyings.

￭No affiliation with Microsoft Corporation. Microsoft Corporation is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Microsoft Corporation in connection with this offering.

￭We may engage in business with or involving Microsoft Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Microsoft Corporation without regard to your interests and thus may acquire non-public information about Microsoft Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Microsoft Corporation, which may or may not recommend that investors buy or hold the underlying.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the MSFT Stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the MSFT Stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the MSFT Stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the MSFT Stock. For example, the calculation agent is not required to make any adjustments if the issuer of the MSFT Stock or anyone else makes a partial tender or partial exchange offer for the MSFT Stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the MSFT Stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of the MSFT Stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final price of the MSFT Stock to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLU Shares or the XLP Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the XLU Shares and the XLP Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLU Shares or the XLP Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

November 2024 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

￭Adjustments to the XLP Shares and the XLU Shares or the indices tracked by the XLP Shares and the XLU Shares could adversely affect the value of the securities. The investment adviser to each of the XLP Shares and the XLU Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategies or otherwise, the investment adviser may add, delete or substitute the securities composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publishers of the share underlying indices are responsible for calculating and maintaining the each of the share underlying indices. The publishers of the share underlying indices may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the level of the share underlying indices. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XLP Shares and the XLU Shares and, consequently, the value of the securities.

￭The performance and market price of the XLU Shares and the XLP Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of the respective underlying shares. The XLU Shares and the XLP Shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

November 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumer staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

November 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

Information as of market close on November 26, 2024:

Bloomberg Ticker Symbol:	MSFT
Exchange:	Nasdaq
Current Stock Price:	$427.99
52 Weeks Ago:	$378.61
52 Week High (on 7/5/2024):	$467.56
52 Week Low (on 12/14/2023):	$365.93
Current Dividend Yield:	0.78%

The following table sets forth the published high and low closing prices of, as well as dividends on, the MSFT Stock for each quarter from January 1, 2020 through November 26, 2024. The closing price of the MSFT Stock on November 26, 2024 was $427.99. The associated graph shows the closing prices of the MSFT Stock for each day from January 1, 2019 through November 26, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MSFT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the MSFT Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Microsoft Corporation (CUSIP 594918104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	244.99	212.25	0.56
Second Quarter	271.40	239.00	0.56
Third Quarter	305.22	271.60	0.56
Fourth Quarter	343.11	283.11	0.62
2022
First Quarter	334.75	275.85	0.62
Second Quarter	314.97	242.26	0.62
Third Quarter	293.47	232.90	0.62
Fourth Quarter	257.22	214.25	0.68
2023
First Quarter	288.30	222.31	0.68
Second Quarter	348.10	275.42	0.68
Third Quarter	359.49	312.14	0.68
Fourth Quarter	382.70	313.39	0.75
2024
First Quarter	429.37	367.75	0.75
Second Quarter	452.85	389.33	0.75
Third Quarter	467.56	395.15	0.75
Fourth Quarter (through November 26, 2024)	432.53	406.35	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

November 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2019 to November 26, 2024

*The red line indicates the downside threshold level, which is 75% of the initial price.

This document relates only to the securities referenced hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding Microsoft Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MSFT Stock.

November 2024 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLU Shares is accurate or complete.

Information as of market close on November 26, 2024:

Bloomberg Ticker Symbol:	XLU UP
Current Share Price:	$82.90
52 Weeks Ago:	$62.79
52 Week High (on 11/26/2024):	$82.90
52 Week Low (on 1/24/2024):	$59.95

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2019 through November 26, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLU Shares for each quarter for the period from January 1, 2019 through November 26, 2024. The closing price of the XLU Shares on November 26, 2024 was $82.90. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLP Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLP Shares as an indication of future performance, including on the redemption determination dates or the observation dates.

Utilities Select Sector SPDR® Fund – Daily Closing Prices January 1, 2019 to November 26, 2024

*The red line indicates the downside threshold level, which is 75% of the initial price.

November 2024 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (81369Y886)	High ($)	Low ($)	Period End ($)
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter	72.87	62.77	68.14
Third Quarter	80.78	67.67	80.78
Fourth Quarter (through November 26, 2024)	82.90	77.20	82.90

This document relates only to the securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of

November 2024 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

November 2024 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund Overview

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. It is possible that this fund may not fully replicate the performance of the Consumer Staples Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLP Shares is accurate or complete.

Information as of market close on November 26, 2024:

Bloomberg Ticker Symbol:	XLP UP
Current Share Price:	$82.63
52 Weeks Ago:	$70.21
52 Week High (on 9/16/2024):	$84.26
52 Week Low (on 11/29/2023):	$69.96

The following graph sets forth the daily closing prices of the XLP Shares for the period from January 1, 2019 through November 26, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLP Shares for each quarter for the period from January 1, 2019 through November 26, 2024. The closing price of the XLP Shares on November 26, 2024 was $82.63. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLP Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLP Shares as an indication of future performance, including on the redemption determination dates or the observation dates.

Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2019 to November 26, 2024

*The red line indicates the downside threshold level, which is 75% of the initial price.

November 2024 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund (CUSIP 81369Y308)	High ($)	Low ($)	Period End ($)
2019
First Quarter	56.11	50.19	56.11
Second Quarter	59.36	55.19	58.07
Third Quarter	61.62	57.69	61.42
Fourth Quarter	63.25	60.03	62.98
2020
First Quarter	64.79	48.63	54.47
Second Quarter	61.07	53.55	58.64
Third Quarter	66.84	58.69	64.10
Fourth Quarter	68.15	62.26	67.45
2021
First Quarter	69.27	63.30	68.31
Second Quarter	71.52	67.98	69.97
Third Quarter	72.97	68.84	68.84
Fourth Quarter	77.11	68.80	77.11
2022
First Quarter	77.62	71.44	75.89
Second Quarter	80.57	68.83	72.18
Third Quarter	77.16	66.73	66.73
Fourth Quarter	77.19	66.50	74.55
2023
First Quarter	75.78	71.11	74.71
Second Quarter	77.50	72.59	74.17
Third Quarter	76.10	68.80	68.81
Fourth Quarter	72.30	66.22	72.03
2024
First Quarter	76.36	71.59	76.36
Second Quarter	78.40	73.08	76.58
Third Quarter	84.26	76.04	83.00
Fourth Quarter (through November 26, 2024)	82.72	79.56	82.63

This document relates only to the securities referenced hereby and does not relate to the XLP Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

November 2024 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The Consumer Staples Select Sector Index

November 2024 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlyings:	The accompanying product supplement refers to each underlying as the “underlying shares.”
Underlying stock issuer:	With respect to the MSFT Stock, Microsoft Corporation. The accompanying product supplement refers to the underlying issuer as the “underlying company.”
Share underlying index:	With respect to the XLU Shares, the Utilities Select Sector Index With respect to the XLP Shares, the Consumer Staples Select Sector Index
Share underlying index publisher:	With respect to each of the XLU Shares and the XLP Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to each underlying so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Antidilution adjustments:

With respect to the MSFT Stock, the following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlyings, (i) there occurs any reclassification or change of such underlying, including, without limitation, as a result of the issuance of any tracking stock by the underlying issuer for such underlying, (ii) such underlying issuer or any surviving entity or subsequent surviving entity of such underlying issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying issuer is liquidated, (v) such underlying issuer issues to all of its shareholders equity securities of an issuer other than such underlying issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its initial price, and the determination closing price (or exchange property value, if applicable) of each other underlying is also greater than or equal to its initial price, the securities will be automatically redeemed for an early

November 2024 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final price of each other underlying (or exchange property value, as applicable) is also greater than or equal to its respective downside threshold level: the stated principal amount, and, if the exchange property value on the final observation date is also greater than or equal to the respective coupon threshold level, and the final price of each other underlying (or exchange property value, as applicable) is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final price (or exchange property value, if applicable) of any other underlying is less than its respective downside threshold level:

➢If the worst performing underlying has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying.

➢If the worst performing underlying has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying. For purposes of determining the underlying performance factor of the worst performing underlying, the final price of such worst performing underlying will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying, (B) in the case of a spin-off event, the share of such worst performing underlying with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying continues to be held by the holders receiving such distribution, such worst performing underlying (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying is also greater than or equal to its coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial price, less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the

November 2024 Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final price of such underlying, including, without limitation, a partial tender or exchange offer for such underlying.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

November 2024 Page 31

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2024 Page 32

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal

November 2024 Page 33

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

November 2024 Page 34

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to November 25, 2024, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, in futures and/or options contracts on the underlyings, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial price of an underlying, and, therefore, could increase (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the coupon threshold level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings) for such underlying, and (iii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $35 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Utilities Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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